UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2015

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Item 7.01 Regulation FD Disclosure

On November 12, 2015, Matthews International Corporation issued a press release announcing the declaration of a quarterly dividend of $0.15 per share on the Company's common stock.  The quarterly dividend has been increased two cent per share (15.4%) from $0.13 to $0.15.  The dividend is payable December 7, 2015 to stockholders of record November 23, 2015.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated November 12, 2015, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer
and Secretary

Date: November 13, 2015